TO BUSINESS EDITOR:

Royal Gold Announces Regular Quarterly Dividend on Its Preferred Stock

DENVER, Jan. 10 /PRNewswire-FirstCall/ -- ROYAL GOLD, INC. (Nasdaq: RGLD; TSX: RGL), the leading publicly-traded precious metals royalty company, today announced that its Board of Directors has declared the regular quarterly dividend for the first dividend period of $1.9333 per share on the 7.25% Mandatory Convertible Preferred Stock. The dividend is payable on February 15, 2008 to shareholders of record at the close of business on February 1, 2008. The dividend will be paid in cash.

Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL." The Company's web page is located at http://www.royalgold.com.

SOURCE Royal Gold, Inc.
-0- 01/10/2008
/CONTACT: Karen Gross, Vice President & Corporate Secretary of Royal Gold, Inc., +1-303-573-1660 /
/First Call Analyst: /
/FCMN Contact: sbrink@royalgold.com /
/Web site: http://www.royalgold.com /
(RGLD)